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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated May 20, 1998 (except for Note 9, as to which the date is July 31, 1998) and August 29, 1997 with respect to the consolidated financial statements and schedules of Platinum Entertainment, Inc. incorporated by reference in its Annual Report Form 10-K/A and 10-K for the seven months ended December 31, 1997 and the year ended May 31, 1997, respectively, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-69595) and related Prospectus of Platinum Entertainment Inc. for the registration of 103,817 shares of its common stock.

                                            ERNST & YOUNG LLP

Chicago, Illinois
April 14, 1999